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                                                                     EXHIBIT 5.1


                                                    Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                   Chicago, Illinois  60603-3441
April 30, 2004
                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com

Hospira, Inc.
275 N. Field Drive
Lake Forest, Illinois  60045

Re:      REGISTRATION STATEMENT ON FORM S-8 FOR HOSPIRA'S 2004
         LONG-TERM STOCK INCENTIVE PLAN

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration of 31,000,000 shares of Common Stock, $0.01 par value per share, and the associated preferred stock purchase rights (collectively, the "Common Stock") of Hospira, Inc., a Delaware corporation (the "Company"), to be issued by the Company pursuant to the Hospira 2004 Long-Term Stock Incentive Plan (the "Plan"), and registered in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on the date hereof.

         In connection with the opinions expressed herein, we have examined originals or copies certified to our satisfaction of the Company's Certificate of Incorporation and Bylaws, in each case as amended, resolutions of the Board of Directors and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

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         We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the corporate laws of the State of Delaware.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to this firm in the Registration Statement.



                                   Sincerely,

                                   /s/ MAYER, BROWN, ROWE & MAW LLP

                                   MAYER, BROWN, ROWE & MAW LLP